Exhibit 99.1

                               [LOGO OF CROSSTEX]

FINAL                                           Contact:  Jill McMillan
MAY 9, 2006                                     Phone: 214-721-9271
                                                jill.mcmillan@crosstexenergy.com

                  CROSSTEX ENERGY REPORTS FIRST QUARTER RESULTS

DALLAS, May 9, 2006 --- The Crosstex Energy companies, Crosstex Energy, L.P. (NasdaqNM: XTEX) (the Partnership) and Crosstex Energy, Inc. (NasdaqNM: XTXI) (the Corporation) today reported earnings for the first quarter of 2006.

"We were pleased with the financial results in the first quarter as they supported our ability to increase distributions from the Partnership and dividends from the Corporation", said Barry E. Davis, President and Chief Executive Officer. "We continue to emphasize profitable growth in all phases of the business."

CROSSTEX ENERGY, L.P. FINANCIAL RESULTS

The Partnership reported net income of $2.9 million for the first quarter of 2006 compared to net income of $3.2 million in the first quarter of 2005. The Partnership adopted new standards for share-based compensation effective January 1, 2006 as required by FASB Statement No. 123(R). The cumulative effect of adopting the new standard was an increase in net income of $0.7 million in the first quarter 2006 representing a reduction of share-based compensation recognized in prior periods.

Net income per limited partner unit for the first quarter of 2006 decreased to a loss of $0.05 per unit from income of $0.06 per unit in the corresponding quarter in 2005. The current quarter loss per limited partner unit results from the preferential allocation of net income to the general partner equal to its incentive distribution rights, less certain costs. For the first quarter 2006, this allocation resulted in $4.1 million of net income allocated to the general partners' share of net income. This allocation reduced the limited partners' share of net income to a net loss of $1.2 million in the quarter.

The Partnership's Distributable Cash Flow for the quarter was $19.5 million, or
2.9 times the amount required to cover its Minimum Quarterly Distribution of $0.25 per unit, and 1.02 times the amount required to cover its distribution of $0.53 per unit. Distributable Cash Flow was $11.1 million in the 2005 first quarter. Distributable Cash Flow is a non-GAAP financial measure and is explained in greater detail under "Non-GAAP Financial Information." Also, in the tables at the end of this release is a reconciliation of this measure to net income.

The Partnership's gross margin increased to $59.1 million in the first quarter of 2006, compared to $32.1 million in the corresponding 2005 period, an increase of 84 percent. Gross margin from the Midstream business segment increased by $23.3 million, or 99 percent, to $46.9 million, mainly due to growth in processed volumes of 337 percent. This growth was primarily the result of the acquisition of South Louisiana processing assets from El Paso Corporation. Gross margin from the Treating segment increased by $3.7 million, or 44 percent, to $12.1 million. The Treating segment's increase in 2006 over 2005 is attributable to the growth in the number of treating plants in service from 87 at the end of the first quarter of 2005 to 151 at the end of the first quarter of 2006.

CROSSTEX ENERGY, INC. FINANCIAL RESULTS

The Corporation reported net income of $12.8 million for the first quarter of 2006, compared to net income of $1.6 million for the comparable period in 2005. Net income for the first quarter of 2006 included a non-cash gain on issuance of units of the Partnership of $19.0 million related to conversion of 1.5 million of the Partnership's Series B Subordinated Units into common units during the quarter. This gain was offset in part by deferred income tax expense of $8.2 million for a net non-cash impact on first quarter earnings of $10.8 million. The Corporation's net income before income taxes and interest of non-controlling partners in the net income of the Partnership was $2.0 million in the first quarter of 2006 and $3.2 million in the first quarter of 2005.

The Corporation's share of distributions, including distributions on its ten million limited partner units, its two percent general partner interest, and the incentive distribution rights, was $10.4 million for the first quarter. Its share of the distribution in the first quarter of 2005 was $6.8 million. The recently announced increase in the Partnership's distribution of $0.02 per unit and the issuance of new units discussed above increased the Corporation's share of distributions by $1.0 million, from $9.4 million in the fourth quarter of 2005 to $10.4 million in the first quarter of 2006.

EARNINGS CALL

The Partnership and the Corporation will hold their quarterly conference call to discuss first quarter results today, May 9, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The dial-in number for the call is 866-356-3095, passcode Crosstex. A live Webcast of the call can be accessed on the investor relations page of Crosstex Energy's Web site at www.crosstexenergy.com. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 49933675, or by going to the investor relations events page of Crosstex Energy's Web site.

ABOUT THE CROSSTEX ENERGY COMPANIES
-----------------------------------

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, ten processing plants, four fractionators, and approximately 150 natural gas amine treating plants and 22 dew point control plants. Crosstex currently provides services for over 3.0 Bcf/day of natural gas, or approximately 6.0 percent of marketed U.S. daily production based on August 2005 Department of Energy data.

Crosstex Energy, Inc. owns the two percent general partner interest, a 38 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at http://www.crosstexenergy.com.

NON-GAAP FINANCIAL INFORMATION

This press release contains a non-generally accepted accounting principle financial measure which we refer to as Distributable Cash Flow. Distributable Cash Flow includes earnings before non-cash charges, less maintenance capital expenditures and amortization of costs of certain derivatives (puts) plus, in the prior period, a cash deposit securing the contracted sale of idle equipment. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP), with the exception of maintenance capital expenditures and amortization of the cost of the puts. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of our assets and to extend their useful lives. The puts were acquired to hedge the future price of natural gas liquids. The net cost of the puts is being amortized over their life. We believe this measure is useful to investors because it may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership's cash flow after it has satisfied the capital and related requirements of its operations. Distributable Cash Flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of the Partnership's performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for metrics prepared in accordance with GAAP. Our reconciliation of this measure to net income is included in the following tables.

This press release contains forward-looking statements identified by the use of words such as "forecast", "anticipate" and "estimate". These statements are based on currently available information and assumptions and expectations that the Partnership and the Corporation believe are reasonable. However, the Partnership's and the Corporation's assumptions and expectations are subject to a wide range of business risks, so they can give no assurance that actual performance will fall within the forecast ranges. Among the key risks that may bear directly on the Partnership's and the Corporation's results of operations and financial condition are: (1) the amount of natural gas transported in the Partnership's gathering and transmission lines may decline as a result of competition for supplies, reserve declines and reduction in demand from key customers and markets; (2) the level of the Partnership's processing and treating operations may decline for similar reasons; (3) fluctuations in natural gas and NGL prices may occur due to weather and other natural and economic forces; (4) there may be a failure to successfully integrate new acquisitions;
(5) the Partnership's credit risk management efforts may fail to adequately protect against customer nonpayment; and (6) the Partnership may not adequately address construction and operating risks. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

                                 (Tables follow)

                              CROSSTEX ENERGY, L.P.
                       SELECTED FINANCIAL & OPERATING DATA
               (All amounts in thousands except per unit numbers)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                          ----------------------------
                                                              2006            2005
                                                          ------------    ------------
Revenues
      Midstream                                           $    802,130    $    539,564
      Treating                                                  14,566           9,907
      Profit from Energy Trading Activities                        423             518
                                                          ------------    ------------
                                                               817,119         549,989

Cost of Gas
      Midstream                                                755,568         516,416
      Treating                                                   2,433           1,493
                                                          ------------    ------------
                                                               758,001         517,909

Gross Margin                                                    59,118          32,080

Operating Expenses                                              21,962          11,544
General and Administrative                                      11,355           6,460
(Gain) Loss on Derivatives                                      (2,159)            474
(Gain) Loss on Sale of Property                                     52             (44)
Depreciation and Amortization                                   17,050           6,936
                                                          ------------    ------------
                                        Total                   48,260          25,370

Operating Income                                                10,858           6,710

Interest Expense                                                (8,512)         (3,365)
Other Income                                                         2              26
                                                          ------------    ------------
                              Total Other Income                (8,510)         (3,339)
                                                          ------------    ------------
Net Income Before Minority Interest and Taxes                    2,348           3,371

Minority Interest in Subsidiary                                    (80)           (137)
Income Tax Provision                                               (34)            (54)
                                                          ------------    ------------
Net Income before Cumulative Effect of
      Accounting Change                                   $      2,234    $      3,180
                                                          ------------    ------------
Cumulative Effect of Accounting Change                             689               -
                                                          ------------    ------------
Net Income                                                $      2,923    $      3,180
                                                          ============    ============
General Partner Share of Net Income                       $      4,165    $      2,021
                                                          ============    ============
Limited Partners Share of Net Income (loss)               $     (1,242)   $      1,159
                                                          ============    ============
Net Income (loss) per Limited Partners' Unit:
      Basic                                               $      (0.05)   $       0.06
                                                          ============    ============
      Diluted                                             $      (0.05)   $       0.06
                                                          ============    ============
Weighted Average Limited Partners'
      Units Outstanding:
      Basic                                                     25,550          18,098
                                                          ============    ============
      Diluted                                                   25,550          18,756
                                                          ============    ============
Distributions per Limited Partner Unit                    $       0.53    $       0.46
                                                          ============    ============

                              CROSSTEX ENERGY, L.P.
             RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW
                    (All amounts in thousands except ratios)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                          ----------------------------
                                                              2006            2005
                                                          ------------    ------------
Net Income                                                $      2,923    $      3,180
Depreciation and Amortization (1)                               16,979           6,873
Stock-Based Compensation                                         1,645             276
(Gain) Loss on Sale of Property                                     52             (44)
Proceeds from Sale of Property (2)                                   -           1,993
Corporate Mark-to-Market                                           224               -
Cumulative Effect of Acctg. Change                                (689)              -
Deferred Tax (Benefit) Expense                                      55             (95)
                                                          ------------    ------------
Cash Flow                                                       21,189          12,183

Amortization of Put Premiums                                      (622)              -
Maintenance Capital Expenditures                                (1,019)         (1,114)
                                                          ------------    ------------
Distributable Cash Flow                                   $     19,548    $     11,069
                                                          ============    ============
Minimum Quarterly Distribution (MQD)                      $      6,773    $      4,619
Distributable Cash Flow/MQD                                        2.9             2.4
Actual Distribution                                       $     19,169    $     10,537
Distribution Coverage                                             1.02            1.05

(1) Excludes minority interest share of depreciation and amortization of $71,000 for the three months ended March 31, 2006, and $63,000 for the three months ended March 31, 2005.
(2) 2005 includes a deposit from the contracted sale of equipment.

                              CROSSTEX ENERGY, L.P.
                                 OPERATING DATA

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                          ----------------------------
                                                              2006            2005
                                                          ------------    ------------
PIPELINE THROUGHPUT (MMBtu/d)
      South Texas                                              498,000         496,000
      LIG Pipeline & Marketing                                 616,000         636,000
      Other Midstream                                          204,000         141,000
                                                          ------------    ------------
Total Gathering & Transmission Volume                        1,318,000       1,273,000

NATURAL GAS PROCESSED
      MMBtu/d                                                1,792,000         410,000

Commercial Services Volume (MMBtu/d)                           192,000         176,000

Treating Plants in Service (1)                                     151              87

(1) Plants in Service represents plants in service on the last day of the quarter.

                              CROSSTEX ENERGY, INC.
                       SELECTED FINANCIAL & OPERATING DATA
               (All amounts in thousands except per unit numbers)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                          ----------------------------
                                                              2006            2005
                                                          ------------    ------------
Revenues
      Midstream                                           $    802,130    $    539,564
      Treating                                                  14,566           9,907
      Profit from Energy Trading Activities                        423             518
                                                          ------------    ------------
                                                               817,119         549,989

Cost of Gas
      Midstream                                                755,568         516,416
      Treating                                                   2,433           1,493
                                                          ------------    ------------
                                                               758,001         517,909

Gross Margin                                                    59,118          32,080

Operating Expenses                                              21,970          11,547
General and Administrative                                      11,831           6,680
(Gain) Loss on Derivatives                                      (2,159)            474
(Gain) Loss on Sale of Property                                     52             (44)
Depreciation and Amortization                                   17,069           6,946
                                                          ------------    ------------
                                        Total                   48,763          25,603

Operating Income                                                10,355           6,477

Interest Expense                                                (8,403)         (3,288)
Other Income                                                         2              26
                                                          ------------    ------------
                              Total Other Income                (8,401)         (3,262)
                                                          ------------    ------------
Income Before Income Taxes and Interest
      of Non-controlling Partners in the
      Partnership's Net Income                                   1,954           3,215
Income Tax Provision                                            (9,335)           (987)
Gain on Issuance of Units of the Partnership                    18,955               -
Interest of Non-controlling Partners in the
 Partnership's Net (Income) Loss                                 1,088            (656)
                                                          ------------    ------------
Net Income Before Cumulative effect of Change
      in Accounting                                             12,662           1,572
                                                          ------------    ------------
Cumulative effect of Change in Accounting                          170               -
                                                          ------------    ------------
Net Income                                                $     12,832    $      1,572
                                                          ============    ============

Net Income per Common Share:

      Basic Earnings per Common Share                     $       1.01    $       0.13
                                                          ============    ============
      Diluted Earnings per Common Share                   $       1.00    $       0.12
                                                          ============    ============

Weighted Average Shares Outstanding:
      Basic                                                     12,763          12,346
                                                          ============    ============
      Diluted                                                   12,864          12,949
                                                          ============    ============
      Dividends per Common Share                          $       0.60    $       0.41
                                                          ============    ============